Exhibit 99.2

GREAT LAKES FINANCIAL RESOURCES, INC.
ATTN :PAUL VAN ZEE
4600 W. LINCOLN HIGHWAY
MATTESON, IL 60443

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # →

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors unanimously recommends you vote FOR proposals 1 and 2.

	For	Against	Abstain
1. Approval and adoption of the Agreement and Plan of Merger, dated as of July 7, 2014, between the Company and First Midwest Bancorp, Inc. ("First Midwest") and the transactions contemplated thereby, including the merger of the Company with and into First Midwest (the "First Midwest Merger Proposal").	0	0	0
2. Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies, in favor of the First Midwest Merger Proposal.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

JOB #

SHARES
CUSIP #
SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000221055_1 R1.0.0.51160

02 0000000000

0000221055_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement/Prospectus is/are available at www.proxyvote.com . GREAT LAKES FINANCIAL RESOURCES, INC. Special Meeting of Stockholders December 2, 2014 10:00 AM THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Thomas S. Agler and James U. Bronson, Jr., and each of them, with full power of substitution, as attorneys and proxies to represent the undersigned at the Special Meeting of the Stockholders of Great Lakes Financial Resources, Inc. (the "Company") to be held at the offices of Seyfarth Shaw LLP at 131 S. Dearborn Street, Suite 2400, Chicago, Illinois 60603, on December 2, 2014 at 10:00 A.M. Central Standard Time, or at any adjournment(s) thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows: INSTRUCTIONS: To vote for either proposal, mark the box "For" with an "X". To vote against either proposal, mark the box "Against" with an "X". To abstain from voting, mark the box "Abstain" with an "X". This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR proposals 1 and 2, and in the discretion of the individuals named as proxies as to any other matter that may come before the Special Meeting. Continued and to be signed on reverse side